UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

FEDEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-15829	62-1721435
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 818-7500

FEDERAL EXPRESS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-7806	71-0427007
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 369-3600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2006, FedEx Corporation’s wholly owned subsidiary Federal Express Corporation (“FedEx Express”) entered into an agreement with The Boeing Company for the purchase of fifteen Boeing 777 Freighter (777F) aircraft, a new high-capacity, long-range airplane. The agreement provides for delivery of four of the fifteen 777F aircraft in calendar 2009, eight in calendar 2010, and the remaining three in calendar 2011. The agreement also provides FedEx Express with an option to purchase an additional fifteen 777F aircraft. Most of the purchase price is due upon delivery of the aircraft. A copy of the purchase agreement will be filed as an exhibit to FedEx’s quarterly report on Form 10-Q for the fiscal quarter ending November 30, 2006. As a result of the execution of the agreement with Boeing and the termination of the agreement with Airbus (described below under Item 1.02), the net change to our expected capital expenditures is an increase of approximately $500 million over the next five years.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 7, 2006, FedEx Express provided notice of termination of the Airbus A380-800F Purchase Agreement dated July 12, 2002, as amended, between FedEx Express and AVSA, S.A.R.L. (“Airbus”), pursuant to which FedEx Express had agreed to purchase ten Airbus A380-800F aircraft, a new high-capacity, long-range airplane. The terminated agreement had also provided FedEx Express with an option to purchase ten additional A380 aircraft. Most of the purchase price of each aircraft had been due upon delivery of the aircraft.

The terminated agreement had originally provided for delivery of three of the ten A380 aircraft in each of the calendar years 2008, 2009 and 2010 and the remaining one in calendar 2011. In September 2005, Airbus formally notified FedEx Express of a delay in delivery of the aircraft. In December 2005, FedEx Express and Airbus amended the agreement to provide that the first three aircraft would not be delivered until calendar 2009. In October 2006, Airbus formally notified FedEx Express of an additional delay in delivery of all ten aircraft. As a consequence of this further delay, FedEx Express became legally entitled to terminate the agreement, and thus we do not expect to incur any early termination penalties.

Certain statements in this report, including (but not limited to) the above statements regarding expected aircraft delivery dates and early termination penalties, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties you can find in our press releases and other SEC filings, including the risk factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FedEx Corporation
Date: November 7, 2006	By:	/s/ Marshall W. Witt
Marshall W. Witt
Staff Vice President and Corporate Controller

Federal Express Corporation
Date: November 7, 2006	By:	/s/ Jay L. Cofield
Jay L. Cofield
Vice President and Worldwide Controller

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